Exhibit 99.2

newsrelease

CTS CORPORATION Elkhart, Indiana 46514 • (574) 293-7511
July 2, 2007
FOR RELEASE: Immediately
CTS Corporation Names Matthew W. Long Interim Chief Financial Officer
Elkhart, IN...CTS Corporation (NYSE: CTS) today named Matthew W. Long as Interim Chief Financial Officer. Mr. Long replaces Vinod Khilnani who has been elected to the position of President and Chief Executive Officer. A search process has been initiated for a replacement and CTS expects to name a permanent CFO in the near future.
Mr. Long, who will continue as the Treasurer, has been with CTS Corporation since 1996. He served as a Strategic Business Unit Controller until August 1999, External Financial Reporting Manager until July 2000, and Treasurer since December 2000. Mr. Long is a Certified Public Accountant and has a Bachelor of Science in Business and an MBA from Indiana University.
About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS’ stock is traded on the NYSE under the ticker symbol “CTS.” To find out more, visit the CTS Web site at www.ctscorp.com.
Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 293-7511 FAX (574) 293-6146